Exhibit 99.1

Chaparral Steel Company Reports Fifth Consecutive Record
Quarterly Earnings

          MIDLOTHIAN, Texas, Dec. 19 /PRNewswire-FirstCall/ -- Chaparral Steel Company (Nasdaq: CHAP) today reported record net income of $67.5 million ($1.40 per diluted share) for its second quarter ended November 30, 2006.  This represents a 98% increase in net income over the $34.0 million ($0.72 per diluted share) earned in the second quarter of fiscal 2006.  This is $8.4 million better than the previous record of $59.1 million ($1.23 per diluted share) earned the first quarter of this fiscal year.  Record operating profit of $108.8 million increased 83% compared to the second quarter of fiscal 2006 and exceeded the previous record set in the first quarter of this fiscal year by almost 13%.

          “This is our fifth straight record quarter and our seventh consecutive quarter of earnings growth,” stated Tommy A. Valenta, President and Chief Executive Officer.  “We are constantly monitoring domestic and international markets and both continue to be strong.  Based on global dynamics, we remain optimistic for the structural steel market and our financial performance in calendar year 2007.”

          Shipments of approximately 541,000 tons were seasonally lower than the first quarter of this fiscal year but were comparable to the second quarter of fiscal year 2006.  Average selling prices for this quarter of $682 per ton increased 4% from the first quarter of this fiscal year and nearly 18% from the comparable quarter in fiscal year 2006.  Metal margins of $493 were almost 9% higher compared to the first quarter of this fiscal year and over 20% higher compared to the second quarter of fiscal year 2006.  Energy cost was down over 12% from the first quarter of fiscal 2007 as a result of a seasonally lower power costs at our Texas facility.  The Company had a $1.9 million LIFO charge during the quarter compared to a $1.0 million charge for the first quarter of this fiscal year and $0.5 million charge for the comparable quarter of fiscal 2006.  Included in the quarter was an insurance recovery of $3.5 million after tax ($0.07 per diluted share).

          For the six months ended November 30, 2006, the Company also had record net income of $126.6 million ($2.62 per diluted share).  This compares to net income of $51.8 million ($1.11 per diluted share) for the first six months of fiscal 2006.  Average selling prices were up over 22% compared to the first six months of fiscal 2006 while total shipments of 1.1 million tons decreased slightly due to lower levels of available inventory in the current period.

          The Company ended the quarter with $324 million of cash, cash equivalents and short-term investments.  During the quarter, the Company initiated its first quarterly dividend of $0.10 per share.  No shares of the Company’s common stock were repurchased during the quarter pursuant to the stock repurchase plan adopted in October 2006.

          Based on current market conditions, our third fiscal quarter should continue to provide strong results.  The Company believes that end user demand for its products will remain strong.  Shipments are historically weakest in the Company’s third quarter due to holidays, inclement winter weather, and inventory reductions by calendar year-end companies.  Metal margins should remain strong as the Company’s products are competitively priced to imports and scrap prices remain relatively stable.  Energy costs will be seasonally higher compared to the second quarter of fiscal 2007.  As a result, we anticipate earnings to be in the range of $1.15 to $1.25 per diluted share for the quarter.

          The Company’s Second Quarter Earnings Teleconference will be held tomorrow, December 20, 2006 at 10:00 a.m. Central Time.  A real-time webcast of the conference is available by logging on to Chaparral’s website at http://www.chapusa.com .

          Certain Statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on the Company’s business, construction activity in the Company’s markets, changes in the costs of raw materials, fuel and energy, the impact of environmental laws, unexpected equipment failures, the effect of foreign currency valuations and regulatory and statutory changes, which are more fully described in the Company’s Annual Report on Form 10-K filed with the SEC.

          Chaparral Steel Company, headquartered in Midlothian, Texas, is the second largest producer of structural steel beams in North America.  The Company is also a supplier of steel bar products.  In addition, Chaparral is a leading North American recycling company.  Additional information may be found at http://www.chapusa.com .

          For further information contact Cary D. Baetz at 972-779-1032 or Terresa Van Horn at 972-779-1033.

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended November 30,		Six months ended November 30,

	2006	2005	2006	2005

Net sales	$403,377	$348,130	$814,026	$686,535
Costs and expenses (income)
Cost of products sold	288,184	283,247	594,952	580,441
Selling, general and administrative	14,089	9,484	24,748	16,923
Interest	7,918	7,982	15,964	16,146
Other income, net	(7,742)	(4,091)	(11,229)	(5,393)

	302,449	296,622	624,435	608,117

Income before income taxes	100,928	51,508	189,591	78,418
Income taxes	33,461	17,505	63,037	26,664

Net income	$67,467	$34,003	$126,554	$51,754

Earnings per share:
Basic	$1.45	$0.74	$2.73	$1.13

Diluted	$1.40	$0.72	$2.62	$1.11

Average shares outstanding:
Basic	46,413	45,717	46,354	45,716

Diluted	48,292	47,296	48,212	46,691

Cash dividends per share	$0.10	$—	$0.10	$—

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three months ended November 30		August 31 2006	Six months ended November 30

	2006	2005		2006	2005

Net sales (in $000’s)	403,377	348,130	410,649	814,026	686,535
Operating profit (in $000’s)	108,846	59,490	96,709	205,555	94,564
Shipments (000’s)
Structural mills	458	449	478	936	942
Bar mill	83	99	89	172	209

Total	541	548	567	1,108	1,151

Price ($/ton excluding delivery fees)
Structural mills	686	578	656	671	541
Bar mill	661	590	655	658	571

Combined	682	580	656	669	546

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	November 30, 2006	May 31, 2006

Assets
Current assets:
Cash and cash equivalents	$34,568	$42,583
Short-term investments	289,150	164,000
Accounts receivable	170,743	159,721
Inventories	190,951	159,803
Prepaid expenses	6,665	7,465

Total current assets	692,077	533,572

Other assets:
Goodwill	85,166	85,166
Investments and deferred charges	17,784	16,807

	102,950	101,973

Property, plant and equipment:
Land and land improvements	96,926	96,926
Buildings	56,075	55,570
Machinery and equipment	1,037,392	1,032,697
Construction in progress	33,017	28,867

	1,223,410	1,214,060
Less depreciation	644,130	620,083

	579,280	593,977

	$1,374,307	$1,229,522

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$75,121	$49,979
Accrued wages, taxes and other liabilities	51,556	55,392

Total current liabilities	126,677	105,371

Deferred income taxes and other credits	149,238	155,645
Long-term debt	300,000	300,000
Stockholders’ equity:
Common stock, $0.01 par value	464	462
Additional paid-in capital	715,538	707,573
Retained earnings (deficit)	82,390	(39,529)

Total stockholders’ equity	798,392	668,506

	$1,374,307	$1,229,522

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended November 30,

	2006	2005

Operating activities:
Net income	$126,554	$51,754
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	24,074	24,883
Deferred income taxes	(5,048)	1,358
Stock-based compensation	1,636	79
Other - net	(456)	668
Changes in operating assets and liabilities
Accounts receivable	(11,022)	(4,412)
Inventories	(31,148)	67,433
Prepaid expenses	721	(2,201)
Accounts payable	25,142	(6,079)
Accrued wages, taxes and other liabilities	(2,783)	37,405
Other credits	(1,288)	488
Receivable from or payable to TXI	—	(10,286)

Net cash provided by operating activities	126,382	161,090

Investing activities:
Capital expenditures	(9,409)	(8,128)
Purchases of short-term investments	(6,431,360)	(317,130)
Sales of short-term investments	6,306,210	274,355
Other - net	(490)	(595)
Net cash used by investing activities	(135,049)	(51,498)
Financing activities:
Long-term borrowings	—	350,000
Debt retirements	—	(50,000)
Debt issuance costs	—	(9,469)
Dividend paid to Texas Industries, Inc.	—	(341,139)
Issuance of common stock	698	24
Tax benefits from exercise of stock options	4,589	2,337
Common dividends paid	(4,635)	—

Net cash provided (used) by financing activities	652	(48,247)

Increase (decrease) in cash and cash equivalents	(8,015)	61,345
Cash and cash equivalents at beginning of period	42,583	9,287

Cash and cash equivalents at end of period	$34,568	$70,632

SOURCE  Chaparral Steel Company
          -0-                                                  12/19/2006
          /CONTACT:  Cary D. Baetz, Vice President and Treasurer, +1-972-779-1032, or fax, +1-972-779-1951, or cbaetz@chapusa.com, or Terresa Van Horn,  +1-972-779-1033, both of Chaparral Steel Company/
          /Web site:  http://www.chapusa.com /